UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2008

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia		125124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 —                 Entry into a Material Definitive Agreement.

                Pursuant to a Binding Term Sheet dated as of September 3, 2007 (and disclosed on a Current Report on Form 8-K dated September 4, 2007), CTC Media, Inc. (“CTC Media”) entered into a definitive Purchase Agreement (the “Purchase Agreement”) on January 25, 2008 with “Art Media Capital” Closed Unit Investment Fund of Risk Investments, under the management of Kazkommerts Securities JSC, a joint stock corporation organized under the laws of the Republic of Kazakhstan (the “Seller”); Verny Capital JSC, a joint stock company organized under the laws of the Republic of Kazakhstan; “Vernye Investitsyi” Closed Unit Investment Fund of Risk Investments; and Teleradiokompaniya 31st Kanal LLP, a limited liability partnership organized under the laws of the Republic of Kazakhstan (“Channel 31”).

                Pursuant to the Purchase Agreement and subject to the satisfaction or the waiver of the conditions therein, CTC Media will acquire interests in the Kazakh television broadcast company Channel 31 and affiliate companies that will provide the advertising sales function and programming content for Channel 31 (together, the “Channel 31 Group”).  These interests will provide CTC Media with a right to 60% of the economic interest of the Channel 31 Group.  In addition, CTC Media will have the right, pursuant to the charters and foundation agreements of each company in the Channel 31 Group, to appoint the senior management of each company within the Channel 31 Group.

                The total consideration in connection with the acquisition will be $65,000,000, less 50% of the net outstanding debt of Channel 31 at closing.

                Upon the closing of the acquisition, CTC Media will hold a 20% participation interest in Channel 31 and majority ownership positions in the other companies in the Channel 31 Group.  In the event that Kazakh law is amended to permit non-Kazakh parties to hold more than a 20% interest in a Kazakh television broadcaster, CTC Media will have an option to acquire additional participation interests in Channel 31, at no additional cost, so that CTC Media’s total participation interest  in Channel 31 is the lesser of 50% or the ownership interest permitted by Kazakh law.  Upon exercise of such option, the relative ownership interests in each other company in the Channel 31 Group will be adjusted to reflect such exercise, and CTC Media would continue to be have a 60% economic interest in the Channel 31 Group as a whole.

                The Purchase Agreement contains customary representations and warranties, covenants and conditions to closing, including receipt of a disclosure schedule containing exceptions to the representations and warrants that is acceptable to CTC Media in its sole discretion, and approval of the transaction by Kazakh anti-monopoly authorities.

                The Purchase Agreement contains certain termination rights, including the right of either CTC Media or the Seller to terminate in the event the acquisition does not close by February 29, 2008, or March 31, 2008 if any required approval of any Governmental Entity (as defined in the Purchase Agreement) is not received by February 29, 2008.

                The foregoing summary is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01 —          Financial Statements and Exhibits.

(d) Exhibits

2.1                                 Purchase Agreement, dated as of January 25, 2008, by and among CTC Media, Inc.; “Art Media Capital” Closed Unit Investment Fund of Risk Investments, under the management of

Kazkommerts Securities JSC, a joint stock corporation organized under the laws of the Republic of Kazakhstan; Verny Capital JSC, a joint stock company organized under the laws of the Republic of Kazakhstan; “Vernye Investitsyi” Closed Unit Investment Fund of Risk Investments; and Teleradiokompaniya 31st Kanal LLP, a limited liability partnership organized under the laws of the Republic of Kazakhstan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: January 31, 2008	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase Agreement, dated as of January 25, 2008, by and among CTC Media, Inc.; “Art Media Capital” Closed Unit Investment Fund of Risk Investments, under the management of Kazkommerts Securities JSC, a joint stock corporation organized under the laws of the Republic of Kazakhstan; Verny Capital JSC, a joint stock company organized under the laws of the Republic of Kazakhstan; “Vernye Investitsyi” Closed Unit Investment Fund of Risk Investments; and Teleradiokompaniya 31st Kanal LLP, a limited liability partnership organized under the laws of the Republic of Kazakhstan.*

*CTC Media, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.